EXHIBIT 99.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8 File Nos. 2-94358 and 1-6991
(2)	Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8 File No. 33-55325
(3)	Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-24259
(4)	401(k) Retirement Savings Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-29847
(5)	401(k) Retirement Savings Plan of Wal-Mart Puerto Rico, Inc.	Form S-8 File No. 333-44659
(6)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-62965
(7)	Wal-Mart Stores, Inc. Stock Incentive Plan of 1998	Form S-8 File No. 333-60329
(8)	The ASDA Colleague Share Ownership Plan 1	Form S-8 File No. 333-84027
The ASDA Group Long Term Incentive Plan 1
The ASDA Group PLC Sharesave Scheme 1
The ASDA 1984 Executive Share Option Scheme 1
The ASDA 1994 Executive Share Option Scheme 1
(9)	The ASDA Colleague Share Ownership Plan 1999	Form S-8 File No. 333-88501
(10)	Wal-Mart Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109421
(11)	Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417
(12)	Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109414
(13)	ASDA Colleague Share Ownership Plan 1999 and ASDA Sharesave Plan 2000	Form S-8 File No. 333-107439
(14)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2005	Form S-8 File No. 333-128204

of our report dated March 26, 2008, (except as to the effects of discontinued operations discussed in Note 6, as to which the date is January 8, 2009) with respect to the consolidated financial statements of Wal-Mart Stores, Inc. for the year ended January 31, 2008, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Rogers, Arkansas
January 8, 2009